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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-47520) pertaining to the Gilead Sciences, Inc. 1991 Stock Option Plan, the Registration Statement (Form S-8 No. 33-46058) pertaining to the Gilead Sciences, Inc. 1987 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1991 Stock Option Plan, Employee Stock Purchase Plan, and 1995 Non-Employee Directors' Stock Option Plan, the Registration Statement
(Form S-8 No. 333-84719) pertaining to the Gilead Sciences, Inc. 1991 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-84713) pertaining to the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan and Vestar, Inc. 1988 Stock Option Plan, the Registration Statement (Form S-3 No. 333-54350) of Gilead Sciences, Inc. and in the related Prospectus, and the Registration Statement (Form S-3 No. 333-87167) of Gilead Sciences, Inc. and in the related Prospectus of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Gilead Sciences, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                               ERNST & YOUNG LLP

Palo Alto, California
March 19, 2001